UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

ADVAXIS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36138	02-0563870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2018, the Board of Directors of Advaxis, Inc. (“Advaxis” or the “Company”) announced that it had appointed Kenneth A. Berlin as President and Chief Executive Officer of the Company, effective April 23, 2018. The Board also increased the size of the Board to six directors as of April 23, 2018, and has appointed Mr. Berlin to fill the vacancy created as of such date.

Mr. Berlin, 53, joins Advaxis from Rosetta Genomics, where since 2009 he was President and Chief Executive Officer. Prior to Rosetta Genomics, Mr. Berlin was Worldwide General Manager at cellular and molecular cancer diagnostics developer Veridex, LLC, a Johnson & Johnson company. Mr. Berlin joined Johnson & Johnson in 1994, and served as corporate counsel for six years. He led and participated on the legal team that oversaw several mergers, acquisitions, divestitures and commercial transactions. He then held positions of increasing responsibility within Johnson & Johnson and a number of its subsidiary companies. From 2001 until 2004 he served as Vice President, Licensing and New Business Development in the pharmaceuticals group, and from 2004 until 2007 served as Worldwide Vice President, Franchise Development, Ortho-Clinical Diagnostics.

The Company and Mr. Berlin entered into an Employment Agreement (the “Employment Agreement”) effective as of April 23, 2018, pursuant to which Mr. Berlin’s base salary will be $520,000 per year, and he will have the opportunity to earn annual incentive awards targeted at 55% of his base salary (prorated for fiscal year 2018). Mr. Berlin will also receive a one-time, sign-on bonus of $150,000, which is repayable on a pro rata basis if Mr. Berlin’s employment is terminated by the Company for Cause or by Mr. Berlin without Good Reason (as such terms are defined in the Employment Agreement) prior to April 23, 2019. Mr. Berlin will also have the opportunity to earn a special bonus in the amount of $150,000, based on the Company completing a financing transaction or in the event of a change in control of the Company. In addition, Mr. Berlin received one-time equity awards consisting of 750,000 stock options and 250,000 restricted stock units. Berlin will be eligible to participate in the Company’s group health insurance plan and other benefit plans applicable to the Company’s senior executives.

Pursuant to the Employment Agreement, if the Company terminates Mr. Berlin’s employment without Just Cause or if he resigns his employment for Good Reason, Mr. Berlin will be entitled to 12 months of continued salary, a pro rata bonus, continued health benefits at active-employee rates for 12 months, and full vesting of outstanding equity awards. If the Company terminates Mr. Berlin’s employment without Just Cause or if he resigns his employment for Good Reason within three months prior to or 18 months after a change in control of the Company, Mr. Berlin will be entitled to a lump sum payment equal to 1.75 times the sum of his base salary and target bonus, a pro rata bonus, continued health benefits at active-employee rates for 21 months, and full vesting of outstanding equity awards. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of this document, which is filed hereto as Exhibit 10.1, and is incorporated herein by reference.

No family relationships exist between Mr. Berlin and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Berlin and any other person pursuant to which Mr. Berlin was selected as an officer or director, nor are there any transactions to which the Company is or was a participant and in which Mr. Berlin has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Berlin’s appointment as President and Chief Executive Officer, the Company announced that Anthony Lombardo is stepping down as Interim Chief Executive Officer effective as of April 23, 2018, but will remain employed by the Company for a period of time.

The Company and Mr. Lombardo have entered into a separation agreement (the “Lombardo Separation Agreement”), pursuant to which Mr. Lombardo will receive: (i) cash payments in a total gross amount of $355,000, payable in a lump sum, (ii) continued coverage under the Company group medical plan benefits for 12 months at active-employee rates, and (iii) full vesting of his outstanding equity. The foregoing description of the Lombardo Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of this document, which is filed hereto as Exhibit 10.2, and is incorporated herein by reference.

On April 23, 2018, the Company also announced that Sara Bonstein, has resigned as Executive Vice President and Chief Financial Officer, effective April 30, 2018.

In connection with Ms. Bonstein’s departure, the Company and Ms. Bonstein have entered into a separation agreement (the “Bonstein Separation Agreement”), pursuant to which Ms. Bonstein will receive: (i) cash payments in a total gross amount of $150,000, payable in a lump sum, (ii) continued coverage under the Company group medical plan benefits for 12 months at active-employee rates, and (iii) full vesting of her outstanding restricted stock units. The foregoing description of the Bonstein Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of this document, which is filed hereto as Exhibit 10.3, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Employment Agreement by and between Advaxis, Inc. and Kenneth A. Berlin, dated April 23, 2018.
10.2	Separation Agreement by and between Advaxis, Inc. and Anthony Lombardo, dated April 23, 2018.
10.3	Separation Agreement by and between Advaxis, Inc. and Sara Bonstein, dated April 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.
Date: April 23, 2018
	By:	/s/ Sara Bonstein
Sara Bonstein
Executive Vice President and Chief Financial Officer